Oppenheimer Tower

Douglas Emmett

EARNINGS RESULTS & OPERATING INFORMATION

SECOND QUARTER 2017

Executive Summary
We own and operate 18.1 million square feet of Class A office, 3,320 apartment units and a residential development pipeline of approximately 850 units in the premier coastal submarkets of Los Angeles and Honolulu.

•
Debt Pay Down and Consolidation: During the second quarter, we consolidated and paid down our debt by completing the sale of the remaining common stock under our "At the Market" program. We sold 9.1 million shares at an average price of $38.39 per share for $349.7 million to replenish the $350 million of equity we invested in the nine properties we acquired during the last 18 months.  We paid off a $347 million loan with interest at 4.14% that was scheduled to mature in August 2018. Finally, we refinanced and extended two other loans:

◦
In May, we refinanced four of our LA multifamily assets with a secured, non-recourse $550 million interest-only loan that matures in June 2027. The loan bears interest at LIBOR + 1.37%, which we have effectively fixed at 3.16% for five years through an interest rate swap.

◦
In June, we refinanced six office properties owned by one of our unconsolidated Funds with a secured, non-recourse $400 million interest-only loan maturing in July 2024. The loan bears interest at LIBOR + 1.65%, which we have effectively fixed at 3.44% for five years through an interest rate swap.

Overall, we lowered our pro forma net debt to enterprise value to 35%, extended our average debt maturity by almost a year, reduced our average fixed interest rate to only 3.2%, gained eight more unencumbered properties and restocked our dry powder for future acquisitions and development.

•	Financial Results: For the three months ended June 30, 2017 compared to three months ended June 30, 2016:

◦	Net income attributable to common stockholders increased by 9.5% to $20.2 million,

◦	Funds From Operations (FFO) increased by 3.8% to $84.9 million, or $0.47 per share - fully diluted,

◦
FFO per share for the second quarter was impacted by a penny as a result of $1.4 million in one-time debt consolidation fees and the dilution from our recent stock sales, which were not reflected in our prior guidance,

◦	Adjusted Funds From Operations (AFFO) increased by 2.1% to $67.8 million, and

◦	Same Property Cash NOI increased to $106.1 million, growing 4.7% after adjusting for a one time prior period excise tax refund included in 2016.

•	Acquisitions: We acquired three properties through a consolidated joint venture that we manage and in which we own a 20% interest:

◦
In April, we acquired two Class A office properties in downtown Santa Monica totaling approximately 293,000 square feet for $352.8 million, including $142 million borrowed under the joint venture's secured, non–recourse, interest only loan that matures in July 2019 and bears interest at LIBOR + 1.55%.

◦	In July, we acquired a 171,000 square foot Class A office property in Beverly Hills for $177 million, of which $77.5 million was borrowed with the joint venture's loan facility described above.

•
Fundamentals: During the second quarter, we signed a record 1.2 million square feet of office leases.  By continuing to unlock embedded rent growth through the early recapture of below market space, we increased the average in-place cash rents across our entire portfolio by 6.2% in the last 12 months, and the total value of the leases we signed during the quarter was 27% higher than the value of the leases they replaced.

The leased rate for our total portfolio decreased 30 basis points to 91.4%. Virtually all of this decline comes from the volatility expected from new acquisitions rather than our same property portfolio. Our ending same-property occupancy increased 10 basis points from last quarter to 90.3%, and our multifamily portfolio remained fully leased.

•	Dividends: On July 14, 2017, we paid a quarterly cash dividend of $0.23 per common share, or $0.92 per common share on an annualized basis, to our shareholders of record on June 30, 2017.

•
Guidance: We are adjusting our 2017 full year guidance to $0.52 to $0.58 for Net Income Per Common Share and $1.89 to $1.93 for FFO. The one cent decline in the FFO midpoint reflects the second quarter impact of $1.4 million in loan costs and dilution from our equity issuance. Our FFO assumptions for the remainder of the year are unchanged, as we expect the additional NOI from recent acquisitions, lower interest expense, and improved operating results will offset the dilution from our recent stock sales. See page 23 for more information regarding our guidance.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Forward Looking Statements
This Second Quarter 2017 Earnings Results and Operating Information, which we refer to as our Earnings Package, supplements the information provided in our reports filed with the Securities and Exchange Commission.  It contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and we claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements presented in this Earnings Package, and those that we may make orally or in writing from time to time, are based on our beliefs and assumptions.  Our actual results will be affected by known and unknown risks, trends, uncertainties and factors, some of which are beyond our control or ability to predict, including, but not limited to: adverse economic and real estate developments in Southern California and Honolulu; a general downturn in the economy; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, and early terminations and non-renewal of, leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in acquiring properties; failure to successfully operate properties; failure to maintain our status as a REIT; possible adverse changes in rent control laws and regulations; environmental uncertainties; risks related to natural disasters; lack of or insufficient insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; possible future terrorist attacks; and other risks and uncertainties detailed in our Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences may be material.  Accordingly, please use caution in relying on previously reported forward-looking statements to anticipate future results or trends. This Earnings Package and all subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements.

2

Company Overview

Corporate Data
as of June 30, 2017

Office Portfolio

	Consolidated	Total
Properties	61	69
Rentable Square Feet (in thousands)	16,222	18,052
Leased rate	91.5%	91.4%
Occupancy rate	89.0%	88.9%

Multifamily Portfolio

		Consolidated
Properties		10
Units		3,320
Leased rate		99.5%

Market Capitalization (in thousands, except price per share)

Fully Diluted Shares outstanding	186,525
Common stock closing price per share (NYSE:DEI)	$38.21
Equity Capitalization	$7,127,112

Leverage Ratio (in thousands, except percentages)

Consolidated Net Debt(1)(2)	$4,181,863
Pro Forma Net Debt(1)(3)	$3,899,812
Pro forma enterprise value	$11,026,924
Pro forma net debt to enterprise value	35%

AFFO Payout Ratio

Three months ended June 30, 2017	60.9%

__________________________________________________

(1)	See page 12 for more information concerning our outstanding loans.

(2)
Net of cash and cash equivalents of $173.2 million, without deducting unamortized deferred loan costs of $40.9 million. Does not include $69.0 million of net proceeds from the settlement of sales of 1.8 million shares of common stock which were sold during the second quarter, but settled shortly after quarter end.

(3)
Net of cash and cash equivalents of $121.9 million, without deducting unamortized deferred loan costs of $34.6 million. Does not include $69.0 million of net proceeds from the settlement of sales of 1.8 million shares of common stock which were sold during the second quarter, but settled shortly after quarter end.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Company Overview

Property Map
as of June 30, 2017

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Company Overview

Board of Directors and Executive Officers
as of June 30, 2017

BOARD OF DIRECTORS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Our Executive Chairman of the Board
Jordan L. Kaplan	Our Chief Executive Officer and President
Kenneth M. Panzer	Our Chief Operating Officer
Christopher H. Anderson	Retired Real Estate Executive and Investor
Leslie E. Bider	Vice Chairman, PinnacleCare
Dr. David T. Feinberg	President and Chief Executive Officer, Geisinger Health System
Virginia A. McFerran	President and Chief Executive Officer, Optum Analytics
Thomas E. O’Hern	Senior Executive Vice President, Chief Financial Officer & Treasurer, Macerich Company
William E. Simon, Jr.	Partner, Massey Quick Simon & Co., LLC

EXECUTIVE OFFICERS
___________________________________________________________________________________________________________________________________

Dan A. Emmett	Chairman of the Board
Jordan L. Kaplan	Chief Executive Officer and President
Kenneth M. Panzer	Chief Operating Officer
Mona M. Gisler	Chief Financial Officer
Kevin A. Crummy	Chief Investment Officer

CORPORATE OFFICES
808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401
Phone: (310) 255-7700

For more information, please visit our website at www.douglasemmett.com or contact:
Stuart McElhinney, Vice President, Investor Relations
(310) 255-7751
smcelhinney@douglasemmett.com

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Financial Results

Consolidated Balance Sheets
(in thousands)

	June 30, 2017	December 31, 2016
	Unaudited	Audited
Assets
Investment in real estate:
Land	$1,050,037	$1,022,340
Buildings and improvements	7,555,950	7,221,124
Tenant improvements and lease intangibles	726,118	696,197
Property under development	85,269	58,459
Investment in real estate, gross	9,417,374	8,998,120
Less: accumulated depreciation and amortization	(1,903,764)	(1,789,678)
Investment in real estate, net	7,513,610	7,208,442
Cash and cash equivalents	173,151	112,927
Tenant receivables, net	2,529	2,165
Deferred rent receivables, net	99,195	93,165
Acquired lease intangible assets, net	4,673	5,147
Interest rate contract assets	37,092	35,656
Investment in unconsolidated real estate funds	107,140	144,289
Other assets	18,003	11,914
Total assets	$7,955,393	$7,613,705

Liabilities
Secured notes payable and revolving credit facility, net	$4,314,137	$4,369,537
Interest payable, accounts payable and deferred revenue	92,364	75,229
Security deposits	48,382	45,990
Acquired lease intangible liabilities, net	69,646	67,191
Interest rate contract liabilities	3,353	6,830
Dividends payable	36,976	34,857
Total liabilities	4,564,858	4,599,634

Equity
Douglas Emmett, Inc. stockholders' equity:
Common stock	1,607	1,515
Additional paid-in capital	2,958,178	2,725,157
Accumulated other comprehensive income	20,871	15,156
Accumulated deficit	(853,586)	(820,685)
Total Douglas Emmett, Inc. stockholders' equity	2,127,070	1,921,143
Noncontrolling interests	1,263,465	1,092,928
Total equity	3,390,535	3,014,071
Total liabilities and equity	$7,955,393	$7,613,705

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Consolidated Operating Results
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues
Office rental
Rental revenues	$135,665	$126,650	$268,681	$237,656
Tenant recoveries	12,801	10,986	23,851	21,197
Parking and other income	27,076	25,460	53,358	48,622
Total office revenues	175,542	163,096	345,890	307,475

Multifamily rental
Rental revenues	22,237	22,406	44,478	44,833
Parking and other income	1,853	1,713	3,745	3,479
Total multifamily revenues	24,090	24,119	48,223	48,312

Total revenues	199,632	187,215	394,113	355,787

Operating Expenses
Office expenses	57,887	53,381	112,772	101,264
Multifamily expenses	5,878	5,341	11,825	11,372
General and administrative	8,592	9,403	18,748	17,474
Depreciation and amortization	68,793	62,568	136,167	118,120
Total operating expenses	141,150	130,693	279,512	248,230

Operating income	58,482	56,522	114,601	107,557

Other income	2,331	2,143	4,493	4,232
Other expenses	(1,773)	(1,908)	(3,497)	(4,912)
Income, including depreciation, from unconsolidated funds	1,113	1,644	3,290	3,230
Interest expense	(38,000)	(37,703)	(74,954)	(73,363)
Income before gains	22,153	20,698	43,933	36,744
Gains on sales of investments in real estate	—	1,082	—	1,082
Net income	22,153	21,780	43,933	37,826
Less: Net income attributable to noncontrolling interests	(1,909)	(3,298)	(4,640)	(3,978)
Net income attributable to common stockholders	$20,244	$18,482	$39,293	$33,848

Net income per common share - basic	$0.129	$0.124	$0.254	$0.228
Net income per common share - diluted	$0.129	$0.120	$0.253	$0.221

Weighted average shares of common stock outstanding - basic	155,898	147,722	154,203	147,479
Weighted average shares of common stock outstanding - diluted	155,952	152,805	154,810	152,166

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Funds From Operations & Adjusted Funds From Operations(1)
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Funds From Operations (FFO)
Net income attributable to common stockholders	$20,244	$18,482	$39,293	$33,848
Depreciation and amortization of real estate assets	68,793	62,568	136,167	118,120
Net income attributable to noncontrolling interests	1,909	3,298	4,640	3,978
Adjustments attributable to unconsolidated funds(2)	4,020	3,965	8,056	7,898
Adjustments attributable to consolidated joint ventures(2)	(10,044)	(5,401)	(19,565)	(4,816)
Gains on sales of investments in real estate	—	(1,082)	—	(1,082)
FFO	$84,922	$81,830	$168,591	$157,946

Adjusted Funds From Operations (AFFO)
FFO	$84,922	$81,830	$168,591	$157,946
Straight-line rent	(2,442)	(4,717)	(6,030)	(7,636)
Net accretion of acquired above- and below-market leases	(4,284)	(5,010)	(8,476)	(8,314)
Loan costs	2,812	2,723	4,923	4,061
Recurring capital expenditures, tenant improvements and leasing commissions	(19,732)	(13,905)	(34,196)	(26,201)
Non-cash compensation expense	4,454	4,078	9,013	8,175
Adjustments attributable to unconsolidated funds(2)	(1,181)	(1,318)	(2,512)	(2,679)
Adjustments attributable to consolidated joint ventures(2)	3,249	2,724	6,232	3,572
AFFO	$67,798	$66,405	$137,545	$128,924

Weighted average shares of common stock outstanding - diluted	155,952	152,805	154,810	152,166
Weighted average units in our operating partnership outstanding	25,782	26,600	25,904	26,755
Weighted average fully diluted shares outstanding	181,734	179,405	180,714	178,921

Net income per common share - diluted	$0.13	$0.12	$0.25	$0.22
FFO per share - fully diluted	$0.47	$0.46	$0.93	$0.88
Dividends declared per share	$0.23	$0.22	$0.46	$0.44
______________________________________________

(1)
Reflects the FFO and AFFO attributable to our common stockholders and noncontrolling interests in our Operating Partnership, including our share of our consolidated joint ventures and our unconsolidated Funds.

(2)
Adjusts for the portion of each other listed adjustment item that is attributed to the noncontrolling interests in our consolidated joint ventures and the effect of each other listed adjustment item on our share of the results of our unconsolidated Funds.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Same Property Statistics & Net Operating Income (NOI)
(Unaudited; in thousands, except statistics)

	As of June 30,			As of June 30,
Office	2017	2016	Multifamily	2017	2016

Number of properties	51	51	Number of properties	9	9
Rentable Square Feet (in thousands)	12,997	12,839	Number of units	2,640	2,640
Ending % leased	92.2%	92.5%	Ending % leased	99.4%	98.7%
Ending % occupied	90.3%	91.1%
Quarterly average % occupied	90.3%	91.2%

NOI

	Three Months Ended June 30,		% Favorable
	2017	2016	(Unfavorable)

Office revenues	$136,232	$132,336	2.9%
Office expenses	(44,114)	(42,777)	(3.1)%
Office NOI	92,118	89,559	2.9%

Multifamily revenues(1)	20,451	20,489	(0.2)%
Multifamily expenses	(4,823)	(4,300)	(12.2)%
Multifamily NOI	15,628	16,189	(3.5)%

Total NOI	$107,746	$105,748	1.9%

(1) The 2016 period includes $840,000 in non cash revenue from the amortization of intangibles from our IPO. The completion of that amortization in 2016 reduced 2017 period multifamily revenues by 4.3%.

Cash NOI

	Three Months Ended June 30,		% Favorable
	2017	2016	(Unfavorable)

Without Eliminating 2016 Excise Tax Refund (1)
Office cash revenues	$134,655	$129,329	4.1%
Office cash expenses	(44,127)	(42,790)	(3.1)%
Office Cash NOI	90,528	86,539	4.6%

Multifamily cash revenues	20,442	19,646	4.1%
Multifamily expenses (1)	(4,823)	(4,300)	(12.2)%
Multifamily Cash NOI	15,619	15,346	1.8%

Total Cash NOI	$106,147	$101,885	4.2%

Eliminating 2016 Excise Tax Refund (1)
Office cash revenues	$134,655	$129,329	4.1%
Office cash expenses	(44,127)	(42,790)	(3.1)%
Office Cash NOI	90,528	86,539	4.6%

Multifamily cash revenues	20,442	19,646	4.1%
Multifamily expenses (1)	(4,823)	(4,822)	0.0%
Multifamily Cash NOI	15,619	14,824	5.4%

Total Cash NOI	$106,147	$101,363	4.7%

(1) During 2016, we completed the process to obtain an excise tax exemption and received a one-time $522,000 refund for amounts paid in 2015. The refund reduced 2016 Q2 multifamily expenses by 12.2%.

NOTE:  Please see page 10 for a reconciliation to Net Income and the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Reconciliation of Same Property NOI to Net Income
(Unaudited and in thousands)

	Three Months Ended June 30,
	2017	2016

Same property office cash revenues	$134,655	$129,329
Non cash adjustments per definition of NOI	1,577	3,007
Same property office revenues	136,232	132,336

Same property office cash expenses	(44,127)	(42,790)
Non cash adjustments per definition of NOI	13	13
Same property office expenses	(44,114)	(42,777)

Office NOI	92,118	89,559

Same property multifamily cash revenues	20,442	19,646
Non cash adjustments per definition of NOI	9	843
Same property multifamily revenues	20,451	20,489

Same property multifamily expenses	(4,823)	(4,300)

Multifamily NOI	15,628	16,189

Same Property NOI	107,746	105,748
Non-comparable office revenues	39,310	30,760
Non-comparable office expenses	(13,773)	(10,604)
Non-comparable multifamily revenues	3,639	3,630
Non-comparable multifamily expenses	(1,055)	(1,041)
NOI	135,867	128,493
General and administrative	(8,592)	(9,403)
Depreciation and amortization	(68,793)	(62,568)
Operating income	58,482	56,522
Other income	2,331	2,143
Other expenses	(1,773)	(1,908)
Income, including depreciation, from unconsolidated real estate funds	1,113	1,644
Interest expense	(38,000)	(37,703)
Income before gains	22,153	20,698
Gains on sales of investments in real estate	—	1,082
Net income	22,153	21,780
Less: Net income attributable to noncontrolling interests	(1,909)	(3,298)
Net income attributable to common stockholders	$20,244	$18,482

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Supplemental Financial Data for Joint Ventures and Funds
(Unaudited, in thousands)

The tables below present certain financial data for our wholly owned properties, consolidated joint ventures and unconsolidated funds:

	Three months ended June 30, 2017

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$165,018	$34,614	$18,445
Operating expenses	$52,281	$11,483	$6,370
Straight-line rent	$663	$1,779	$196
Above/below-market lease revenue	$916	$3,368	$8
Cash NOI attributable to outside interests(3)	$—	$11,873	$4,383
Our share of Cash NOI(4)	$111,158	$6,111	$7,488

	Six months ended June 30, 2017

	Wholly Owned Properties	Consolidated Joint Ventures(1)	Unconsolidated Funds(2)

Revenues	$328,938	$65,175	$37,071
Operating expenses	$103,015	$21,582	$12,764
Straight-line rent	$2,544	$3,486	$359
Above/below-market lease revenue	$2,003	$6,473	$32
Cash NOI attributable to outside interests(3)	$—	$22,065	$8,795
Our share of Cash NOI(4)	$221,376	$11,569	$15,121
______________________________________________________

(1)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for three consolidated joint ventures ("JVs") which we manage and partially own and which own a combined nine Class A office properties totaling 2.6 million square feet in our submarkets. We are entitled to (i) distributions based on invested capital, (ii) fees for property management and other services, (iii) reimbursement of certain acquisition-related expenses and certain other costs and (iv) in most cases, additional distributions based on Cash NOI.

(2)
Represents stand-alone financial data (with property management fees excluded from operating expenses as a consolidating entry) for two unconsolidated Funds which we manage and partially own and which own a combined eight Class A office properties totaling 1.8 million square feet in our submarkets. We are entitled to (i) priority distributions, (ii) distributions based on invested capital, (iii) a carried interest if the investors’ distributions exceed a hurdle rate, (iv) fees for property management and other services and (v) reimbursement of certain costs.

(3)	Represents the share of Cash NOI attributable to interests other than our fully diluted shares under the applicable agreements.

(4)	Represents the share of Cash NOI attributable to our fully diluted shares.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Financial Results

Outstanding Loans (As of June 30, 2017, unaudited and in thousands)

Maturity Date(1)		Principal Balance	Our Share(2)	Effective Rate(3)	Swap Maturity Date

Consolidated Loans - Wholly Owned Subsidiaries

2/1/2019	(4)	$148,457	$148,457	4.00%	—
6/5/2019	(4)	283,305	283,305	3.85%	—
10/1/2019		145,000	145,000	LIBOR + 1.25%	—
3/1/2020	(4)(5)	342,852	342,852	4.46%	—
4/15/2022		340,000	340,000	2.77%	4/1/2020
7/27/2022		180,000	180,000	3.06%	7/1/2020
11/1/2022		400,000	400,000	2.64%	11/1/2020
6/23/2023		360,000	360,000	2.57%	7/1/2021
12/23/2023		220,000	220,000	3.62%	12/23/2021
1/1/2024		300,000	300,000	3.46%	1/1/2022
4/1/2025		102,400	102,400	2.84%	3/1/2020
12/1/2025		115,000	115,000	2.76%	12/1/2020
6/1/2027	(6)	550,000	550,000	3.51%	6/1/2022
8/21/2020	(7)	—	—	LIBOR + 1.40%	—
Subtotal		3,487,014	3,487,014

Consolidated Loans - Joint Ventures

7/21/2019		288,000	57,600	LIBOR + 1.55%	—
2/28/2023		580,000	174,000	2.37%	3/1/2021
Total Consolidated Loans	(8)	$4,355,014	$3,718,614

Unconsolidated Loans - Our Funds

3/1/2023		110,000	26,729	2.30%	3/1/2021
7/1/2024		400,000	276,390	3.44%	7/1/2022
Total Unconsolidated Loans		$510,000	$303,119

Total Loans			$4,021,733

___________________________________________________
Except as otherwise noted below, each loan (including our revolving credit facility) is non-recourse and secured by one or more separate collateral pools consisting of one or more properties, and requires monthly payments of interest only with the outstanding principal due upon maturity.

(1)	Maturity dates include the effect of extension options.

(2)	"Our Share" is determined by multiplying the principal balance by our share of the equity of the borrowing entity.

(3)	Includes the effect of interest rate swaps and excludes the effect of prepaid loan costs.

(4)	Requires monthly payments of principal and interest. Principal amortization is based upon a 30-year amortization schedule.

(5)	Interest rate is fixed until March 1, 2018.

(6)	Effective rate decreases to 3.16% on November 1, 2017.

(7)	$400 million revolving credit facility. Unused commitment fees range from 0.15% to 0.20%.

(8)
At June 30, 2017, the weighted average remaining life, including extension options, of our total consolidated term loans (not including our revolving credit facility and our unconsolidated Funds debt) was 5.4 years. For the $3.92 billion of term loans on which the interest rate was fixed under the terms of the loan or a swap, the weighted average (i) remaining life was 5.7 years, (ii) remaining period during which the interest rate was fixed was 3.3 years, (iii) annual interest rate was 3.20% and (iv) effective interest rate was 3.36% (including the non-cash amortization of prepaid loan costs).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Portfolio Summary
Total Office Portfolio as of June 30, 2017

Submarket	Number of Properties	Rentable Square Feet	Percent of Square Feet of Our Total Portfolio	Submarket Rentable Square Feet(1)	Our Market Share in Submarket(2)

Beverly Hills(3)	9	1,876,683	10.4%	7,275,566	22.8%
Brentwood	15	2,059,392	11.4	3,446,845	59.7
Burbank	1	420,949	2.3	6,919,450	6.1
Century City	3	948,362	5.2	10,064,599	9.4
Honolulu	4	1,752,753	9.7	5,088,599	34.4
Olympic Corridor	5	1,139,058	6.3	3,408,039	33.4
Santa Monica	11	1,422,086	7.9	9,619,872	14.8
Sherman Oaks/Encino	12	3,476,386	19.3	6,179,129	56.3
Warner Center/Woodland Hills	3	2,829,802	15.7	7,227,247	39.2
Westwood	6	2,126,676	11.8	4,721,523	45.0
Total	69	18,052,147	100.0%	63,950,869	27.9%

(1)	The submarket Rentable Square Feet is sourced from the 2017 second quarter CBRE Marketview report.

(2)	Our market share in the submarket is calculated by dividing Rentable Square Feet by the submarket Rentable Square Feet.

(3)
In our Beverly Hills submarket data we include one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Percentage Leased and In-Place Rents
Total Office Portfolio as of June 30, 2017
Annualized Rent by Submarket

Submarket	Percentage Leased(1)	Annualized Rent	Annualized Rent Per Leased Square Foot(2)	Monthly Rent Per Leased Square Foot

Beverly Hills	94.9%	$77,912,824	$45.27	$3.77
Brentwood	93.5	74,809,148	41.12	3.43
Burbank	100.0	16,773,977	39.85	3.32
Century City	90.7	34,873,655	44.03	3.67
Honolulu	88.5	49,264,814	33.52	2.79
Olympic Corridor	95.0	35,251,872	34.86	2.90
Santa Monica	96.8	80,730,835	63.42	5.28
Sherman Oaks/Encino	90.0	104,443,950	35.01	2.92
Warner Center/Woodland Hills	87.5	68,879,841	28.73	2.39
Westwood	89.0	80,876,785	46.11	3.84
Total / Weighted Average	91.4%	$623,817,701	39.88	3.32

Recurring Office Capital Expenditures per Rentable Square Foot
For the three months ended June 30, 2017				$0.09
For the six months ended June 30, 2017				$0.14

_______________________________________________________________

(1)	Includes 454,579 square feet with respect to signed leases not yet commenced at June 30, 2017.

(2)	Represents annualized rent divided by leased square feet (excluding signed leases not commenced at June 30, 2017).

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Diversification
Total Office Portfolio as of June 30, 2017

Portfolio Median and Average Tenant Size

	Median Tenant Size	Average Tenant Size

Square Feet	2,600	5,500

	Office Leases		Rentable Square Feet		Annualized Rent
Square Feet Under Lease	Number	Percent	Amount	Percent	Amount	Percent

2,500 or less	1,416	49.4%	1,952,812	12.5%	$77,264,115	12.4%
2,501-10,000	1,090	38.0	5,345,201	34.2	210,452,830	33.7
10,001-20,000	234	8.1	3,216,512	20.6	127,108,539	20.4
20,001-40,000	96	3.3	2,608,315	16.7	105,036,671	16.8
40,001-100,000	28	1.0	1,558,698	9.9	66,878,110	10.7
Greater than 100,000	5	0.2	961,415	6.1	37,077,436	6.0
Total	2,869	100.0%	15,642,953	100.0%	$623,817,701	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Largest Office Tenants
Total Office Portfolio as of June 30, 2017

Tenants paying 1% or more of our aggregate Annualized Rent:

Tenant	Number of Leases	Number of Properties	Lease Expiration(1)	Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Rent	Percent of Annualized Rent

Time Warner(2)	3	3	2019-2021	433,252	2.4%	$17,198,129	2.8%
UCLA(3)	22	10	2017-2027	215,546	1.2	9,940,589	1.6
William Morris Endeavor(4)	1	1	2027	185,296	1.0	9,839,205	1.6
Equinox Fitness(5)	5	5	2019-2033	180,087	1.0	7,027,124	1.1
Total	31	19		1,014,181	5.6%	$44,005,047	7.1%

(1) Expiration dates are per lease. Ranges reflect leases other than storage and similar leases.
(2) The square footage under these leases expire as follows: 421,000 square feet in 2019, 2,000 square feet in 2020, and 10,000 square feet in 2021.

(3) The square footage under these leases expire as follows: 4,000 square feet in 2017, 49,000 square feet in 2018, 13,000 square feet in 2019, 40,000 square feet in 2020, 41,000 square feet in 2021, 54,000 square feet in 2022, and 15,000 square feet in 2027 (tenant has an option to terminate 31,000 square feet in 2020 and 15,000 square feet in 2023).

(4) Tenant has options to terminate 2,000 square feet in 2020 and 183,000 square feet in 2022.

(5) The square footage under these leases expire as follows: 33,000 square feet in 2019, 42,000 square feet in 2020, 31,000 square feet in 2027, 44,000 square feet in 2028, and 30,000 square feet in 2033.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Industry Diversification
Total Office Portfolio as of June 30, 2017

Percentage of Annualized Rent by Tenant Industry

Industry	Number of Leases	Annualized Rent as a Percent of Total

Legal	562	18.4%
Financial Services	378	14.4
Entertainment	203	12.4
Accounting & Consulting	364	10.5
Real Estate	267	10.5
Health Services	368	8.4
Retail	204	6.2
Technology	123	5.1
Insurance	104	4.5
Educational Services	46	3.0
Public Administration	93	2.5
Advertising	66	2.0
Manufacturing & Distribution	47	1.1
Other	44	1.0
Total	2,869	100.0%

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Lease Expirations
Total Office Portfolio as of June 30, 2017
(1) Average of the percentage of leases expiring at June 30, 2014, 2015, and 2016 with the same remaining duration as the leases for the labeled year had at June 30, 2017. Acquisitions are included in the comparable average commencing in the quarter after the acquisition.

Year of Lease Expiration	Number of Leases	Rentable Square Feet	Expiring Square Feet as a Percent of Total	Annualized Rent at June 30, 2017	Annualized Rent as a Percent of Total	Annualized Rent Per Leased Square Foot(1)	Annualized Rent Per Leased Square Foot at Expiration(2)

Short Term Leases	66	199,025	1.1%	$6,706,672	1.1%	$33.70	$33.70
2017	229	937,048	5.2	33,168,364	5.3	35.40	35.52
2018	604	2,151,581	11.9	84,781,766	13.6	39.40	40.54
2019	489	2,294,997	12.7	88,904,988	14.3	38.74	40.67
2020	509	2,485,154	13.8	98,435,612	15.8	39.61	43.21
2021	348	2,056,143	11.4	82,371,699	13.2	40.06	44.77
2022	264	1,584,768	8.8	62,035,504	9.9	39.14	46.12
2023	142	1,429,054	7.9	58,422,189	9.4	40.88	50.05
2024	81	652,141	3.6	26,195,617	4.2	40.17	49.83
2025	45	538,718	3.0	25,011,528	4.0	46.43	59.49
2026	32	431,755	2.4	19,649,950	3.1	45.51	60.09
Thereafter	60	882,569	4.9	38,133,812	6.1	43.21	57.31
Subtotal/Weighted Average	2,869	15,642,953	86.7%	623,817,701	100.0%	39.88	45.11
Signed leases not commenced		454,579	2.5
Available		1,556,812	8.6
Building Management Use		126,964	0.7
BOMA Adjustment(3)		270,839	1.5
Total/Weighted Average	2,869	18,052,147	100.0%	$623,817,701	100.0%	39.88	45.11

___________________________________________________

(1)	Represents annualized rent at June 30, 2017 divided by leased square feet.

(2)	Represents annualized rent at expiration divided by leased square feet.

(3)	Represents the square footage adjustments for leases that do not reflect BOMA remeasurement.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Quarterly Lease Expirations - Next Four Quarters
Total Office Portfolio as of June 30, 2017

	Q3 2017	Q4 2017	Q1 2018	Q2 2018

Expiring Square Feet(1)	364,860	572,188	501,296	528,837
Percentage of Portfolio	2.0%	3.2%	2.8%	2.9%
Expiring Rent per Square Foot(2)	$35.39	$35.61	$37.61	$39.09

Submarket Data

Due to the small square footage of leases in each quarter in each submarket, and the varying terms and square footage of the individual leases and the individual buildings involved, the data in this table should only be extrapolated with caution.

		Q3 2017	Q4 2017	Q1 2018	Q2 2018

Beverly Hills	Expiring SF(1)	23,258	26,871	62,705	56,277
	Expiring Rent per SF(2)	$51.04	$40.74	$45.42	$44.06

Brentwood	Expiring SF(1)	63,676	40,858	72,799	52,779
	Expiring Rent per SF(2)	$33.79	$40.57	$38.48	$44.69

Century City	Expiring SF(1)	3,875	53,801	10,229	58,604
	Expiring Rent per SF(2)	$38.23	$37.54	$42.35	$40.41

Honolulu	Expiring SF(1)	38,347	51,753	59,239	54,997
	Expiring Rent per SF(2)	$34.05	$32.99	$33.92	$35.20

Olympic Corridor	Expiring SF(1)	50,147	46,879	29,794	22,441
	Expiring Rent per SF(2)	$33.00	$36.03	$33.50	$32.67

Santa Monica	Expiring SF(1)	4,798	19,285	42,595	26,357
	Expiring Rent per SF(2)	$60.74	$59.35	$49.19	$45.07

Sherman Oaks/Encino	Expiring SF(1)	105,985	117,737	97,270	136,502
	Expiring Rent per SF(2)	$33.49	$35.63	$33.80	$35.27

Warner Center/Woodland Hills	Expiring SF(1)	52,685	187,751	80,848	42,378
	Expiring Rent per SF(2)	$29.74	$31.16	$29.67	$28.89

Westwood	Expiring SF(1)	22,089	27,253	45,817	78,502
	Expiring Rent per SF(2)	$47.90	$37.23	$43.22	$45.50

_________________________________________________________________

(1)	Includes leases with an expiration date in the applicable quarter where the space had not been re-leased as of June 30, 2017, other than 199,025 square feet of short-term leases.

(2)
Includes the impact of rent escalations over the entire term of the expiring lease, and is therefore not directly comparable to starting rents. Fluctuations in this number from quarter to quarter primarily reflects the mix of buildings/submarkets involved, and is also impacted by the varying terms and square footage of the individual leases expiring.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Office Leasing Activity
Total Office Portfolio during the three months ended June 30, 2017

Net Absorption During Quarter(1)	(0.38)%

Office Leases Signed During Quarter	Number of leases	Rentable Square Feet	Weighted Average Lease Term (months)

New leases	94	328,802	57
Renewal leases	144	821,940	54
All leases	238	1,150,742	54

Change in Annual Rental Rates (Per Square Foot) for Office Leases Executed during the Quarter(2)

	Starting Cash Rent	Straight-line Rent	Expiring Cash Rent

Leases signed during the quarter	$41.57	$42.78	N/A
Prior leases for the same space	$33.46	$33.78	$37.89
Percentage change	24.2%	26.6%	9.7%	(3)

Average Office Lease Transaction Costs (Per Square Foot)(4)

	Lease Transaction Costs	Lease Transaction Costs per Annum

New leases signed during the quarter	$33.41	$7.09
Renewal leases signed during the quarter	$20.43	$4.57
All leases signed during the quarter	$24.13	$5.32

________________________________________________________________

(1)
Net absorption represents the change in percentage leased between the last day of the current and prior quarters, excluding properties acquired or sold during the current quarter.  Net absorption can be translated into square feet by multiplying the net absorption percentage by the ending portfolio rentable square feet (excluding properties acquired during the current quarter). For the second quarter, this was approximately negative 68,000 square feet.

(2)
Represents the average initial stabilized cash and straight-line rents on new and renewal leases signed during the quarter compared to the prior lease on the same space, excluding Short Term Leases and leases where the prior lease was terminated more than a year before signing of the new lease.

(3)
The percentage change for expiring cash rent represents the comparison between the starting cash rent on leases executed during the quarter and the expiring cash rent on the prior leases for the same space.

(4)	Represents the weighted average of tenant improvements and leasing commissions.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Portfolio Data

Multifamily Portfolio Summary
as of June 30, 2017

Annualized Rent by Submarket

Submarket	Number of Properties	Number of Units	Units as a Percent of Total

Brentwood	5	950	28%
Honolulu	3	1,550	47
Santa Monica	2	820	25
Total	10	3,320	100%

Submarket	Percent Leased	Annualized Rent	Monthly Rent Per Leased Unit

Brentwood	99.8%	$29,906,412	$2,629
Honolulu	99.0	33,279,420	1,811
Santa Monica(1)	99.9	28,421,472	2,892
Total / Weighted Average	99.5%	$91,607,304	2,315

Recurring Multifamily Capital Expenditures per Unit

For the three months ended June 30, 2017	$125
For the six months ended June 30, 2017	$222

________________________________________________________________
(1)    Excludes 10,495 square feet of ancillary retail space generating annualized rent of $375,085.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Developments

Multifamily Development Projects(1)
Rendering of our proposed new residential tower in Brentwood (center), with a new park in the foreground, and our existing residential and office buildings (left and right, respectively).

We are currently working on two multifamily development projects located on sites that we already own:

Moanalua Hillside Apartments, Honolulu, Hawaii
Projected Units (net)	Estimated Cost	Anticipated Delivery
475	$120 million	Phase 1 (238 Units) - Late 2017 Phase 2 (237 Units) - Late 2018
We are adding 475 units (net of existing units removed) to our Moanalua Hillside apartment community located on 28 acres near downtown Honolulu and key military bases. The $120 million estimated cost of the new units does not include the cost of the land which we owned before beginning the project. We are also investing additional capital to upgrade the existing units, improve the parking and landscaping, build a new leasing and management office, and construct a new recreation and fitness facility with a new pool.

The Landmark, Brentwood, California
Projected Units	Estimated Cost	Anticipated Start of Construction	Anticipated Construction Period
376	$120 - $140 million	Late 2017	18-24 months
The Landmark will be the first new residential high-rise development west of the 405 freeway in almost 40 years, offering stunning ocean views and luxury amenities. The 34 story, 376 unit tower will be located on a site that is directly adjacent to an existing office building and a 712 unit residential property that we own. As part of the project, we investing additional capital to build a one acre park on Wilshire Boulevard that will be available to the public and provide a valuable amenity to our surrounding properties and community. The $120 - $140 million estimated cost does not include the cost of the land or the existing underground parking garage, both of which we owned before beginning the project.

(1)	All figures are estimates, as development in our markets is long and complex and subject to inherent uncertainties.
NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

2017 OUTLOOK(1)

Metric	2017 Guidance (per share)
Net Income Per Common Share - Diluted	$0.52 to $0.58
Funds From Operations (FFO) - Fully Diluted	$1.89 to $1.93

Below are some of the assumptions we used in providing this guidance:

Metric	Commentary	Assumption Range	Compared to Prior Guidance
Average Office Occupancy		89.5% to 90.5%	Unchanged
Residential Leased Rate
We manage our apartment portfolio to be fully leased due to rent control in our markets. Our guidance does not include the impact of the lease up of newly developed units placed in service during the year.
		Essentially Fully Leased	Unchanged
Same Property Cash NOI	Includes revenue from early lease terminations and prior year CAM reconciliations.	Annual Increase of 5.0% to 6.0%	Unchanged
Core Same Property Cash NOI	Excludes revenue from early lease terminations and prior year CAM reconciliations.	Annual Increase of 5.5% to 6.5%	Unchanged
Net Revenue from Above/Below Market Leases	Includes the impact of the consolidated acquisition in July 2017.	$15.5 to $17.5 million	Unchanged
Straight-Line Revenue	Includes the write off of straight line balances on early termination of leases and the impact of a new consolidated acquisition.	$10 to $12 million	Unchanged
G&A		$35 to $39 million	Unchanged
Interest Expense	Includes the impact of one time cash and non cash costs incurred to consolidate and pay down debt. Includes 100%, not our pro rata share, of interest paid by our consolidated JVs.	$147 to $149 million	Revised
Weighted Average Fully Diluted Shares Outstanding	Reflects the sale of 9.1 million shares for approximately $350 million under our ATM program during the second quarter.	184 to 185 million	Revised
____________________________________________

(1)
Except as disclosed, our guidance does not include the impact of possible future property acquisitions or dispositions, financings, other possible capital markets activities or impairment charges. The guidance and representative assumptions on this page are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. Only a few of our assumptions underlying our guidance are disclosed above, and our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying our guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Guidance

Reconciliation of Non-GAAP Guidance
(Unaudited; in millions, except per share amounts)

Below is a reconciliation of our guided Net Income Per Common Share - Diluted to FFO per share - Fully Diluted for 2017:

Reconciliation of net income attributable to common stockholders to FFO	Low	High

Net income attributable to common stockholders	$83	$92
Adjustments for depreciation and amortization of real estate assets	282	276
Adjustments for noncontrolling interests, consolidated JVs and unconsolidated funds	(16)	(13)
FFO	$349	$355

Reconciliation of shares outstanding	High	Low

Weighted average shares of common stock outstanding - diluted	160	159
Weighted average units in our operating partnership outstanding	25	25
Weighted average fully diluted shares outstanding	185	184

Per share	Low	High

Net Income Per Common Share - Diluted	$0.52	$0.58
FFO per share - Fully Diluted	$1.89	$1.93
_____________________________________________
This reconciliation should be used as an example only, with the numbers presented only as representative assumptions. Ranges represent a set of likely assumptions, but actual results could fall outside the range presented. All assumptions are forward looking statements, subject to the safe harbor contained at the beginning of this Earnings Package, and reflect our views of current and future market conditions. Our actual results will be affected by known and unknown risks, trends, uncertainties and other factors, some of which are beyond our control or ability to predict. Although we believe that the assumptions underlying the guidance are reasonable, they are not guarantees of future performance and some of them will inevitably prove to be incorrect.  As a result, our actual future results can be expected to differ from our expectations, and those differences could be material.

NOTE:  Please see the "Definitions" section at the end of this Earnings Package for certain definitions.

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Definitions

Adjusted Funds From Operations (AFFO):  We calculate AFFO from FFO by (i) eliminating the impact on FFO of straight-line rent; amortization/accretion of acquired above/below market leases; amortization/accretion of loan premiums/discounts; amortization and hedge ineffectiveness of interest rate contracts; amortization/expense of loan costs; non-cash compensation expense, and (ii) subtracting recurring capital expenditures, tenant improvements and leasing commissions (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). Recurring capital expenditures, tenant improvements and leasing commissions are those required to maintain current revenues once a property has been stabilized, generally excluding those for acquired buildings being stabilized, newly developed space and upgrades to improve revenues or operating expenses, as well as those resulting from casualty damage or bringing the property into compliance with governmental requirements. We report AFFO because it is a widely reported measure of the performance of equity Real Estate Investments Trusts (REITs), and is also used by some investors to compare our performance with other REITs.  However, the National Association of Real Estate Investment Trusts (NAREIT) has not defined AFFO, and other REITs may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to the AFFO of other REITs. AFFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. AFFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends.

AFFO Payout Ratio: Represents dividends paid within each period divided by the AFFO for that period.

Annualized Rent:  Represents annualized cash base rent (i.e. excludes tenant reimbursements, parking and other revenue) before abatements under leases commenced as of the reporting date and expiring after the reporting date (does not include 454,579 square feet with respect to signed leases not yet commenced at June 30, 2017).  For our triple net office properties (in Honolulu and two single tenant buildings in Los Angeles), annualized rent is calculated by adding expense reimbursements to base rent. Annualized Rent does not include lost rent recovered from insurance and rent for building management use. Annualized Rent does include rent for a health club that we own and operate in Honolulu and our corporate headquarters in Santa Monica.

Average Office Occupancy: Calculated by averaging the Occupancy Rates on the last day of the current and prior quarter and, for reporting periods longer than a quarter, by averaging the Occupancy Rates for all the quarters in the respective reported period.

Beverly Hills: We include in our Beverly Hills submarket data one property consisting of approximately 216,000 square feet located just outside the Beverly Hills city limits. In calculating our percentage of the submarket, we have eliminated this property from both the numerator and the denominator for consistency with third party data.

Consolidated Portfolio: Includes all of the properties included in our consolidated results, including our consolidated joint ventures. We own 100% of our consolidated portfolio except for nine office properties totaling 2.6 million square feet which we own through three consolidated joint ventures and in which we own a weighted average of approximately 28% based on square footage.

Consolidated Net Debt: Represents our consolidated debt, net of cash and cash equivalents and before deducting unamortized deferred loan costs.

Equity Capitalization: Represents our Fully Diluted Shares multiplied by the closing price of our common stock on June 30, 2017.

Fully Diluted Shares:  Represents the sum of our diluted shares outstanding plus the outstanding units in our operating partnership.

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Definitions

Funds From Operations (FFO):   We calculate FFO in accordance with the standards established by NAREIT by excluding gains (or losses) on sales of investments in real estate, real estate depreciation and amortization (other than amortization of deferred loan costs) from our net income (including adjusting for the effect of such items attributable to consolidated joint ventures and unconsolidated real estate funds, but not for noncontrolling interests included in our calculation of fully diluted equity). We report FFO because it is a widely reported measure of the performance of equity REITs, and is also used by some investors to identify trends in occupancy rates, rental rates and operating costs from year to year, and to compare our performance with other REITs. FFO is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure. FFO has limitations as a measure of our performance because it excludes depreciation and amortization of real estate, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. FFO should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to the FFO of other REITs.

GAAP: Refers to accounting principles generally accepted in the United States.

Net Income Per Common Share - Diluted: We calculate Net Income Per Common Share - Diluted by dividing the net income attributable to common stockholders for the period by the weighted average number of common shares and dilutive instruments outstanding during the period using the treasury stock method. We account for unvested LTIP awards that contain nonforfeitable rights to dividends as participating securities and include these securities in the computation using the two-class method.

Net Operating Income (NOI):  We calculate NOI as revenue less operating expenses attributable to the properties that we own and operate. We present two forms of NOI:

•
NOI: is calculated by excluding the following from our net income: general and administrative expense, depreciation and amortization expense, other income, other expense, income, including depreciation, from unconsolidated real estate funds, interest expense, acquisition related expenses, gains (or losses) on sales of investments in real estate and net income attributable to noncontrolling interests.

•	Cash NOI: is calculated by excluding from NOI our straight-line rent and the amortization/accretion of acquired above/below market leases.
We report NOI because it is a widely recognized measure of the performance of equity REITs, and is used by some investors to identify trends in occupancy rates, rental rates and operating costs and to compare our operating performance with that of other REITs. NOI is a non-GAAP financial measure for which we believe that net income is the most directly comparable GAAP financial measure.  NOI has limitations as a measure of our performance because it excludes depreciation and amortization expense, and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures, tenant improvements and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations. NOI should be considered only as a supplement to net income as a measure of our performance and should not be used as a measure of our liquidity or cash flow, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. Other REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to the NOI of other REITs.
Occupancy Rate:  The percentage leased, excluding signed leases not yet commenced, as of June 30, 2017.

Pro Forma Net Debt: Represents our share of Consolidated Net Debt and our share of our unconsolidated real estate funds' debt, net of cash and cash equivalents and before deducting unamortized deferred loan costs.

Rentable Square Feet:  Based on the BOMA measurement.  At June 30, 2017, total consists of 16,097,532 leased square feet (including 454,579 square feet with respect to signed leases not commenced), 1,556,812 available square feet, 126,964 building management use square feet and 270,839 square feet of BOMA adjustment on leased space.

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Definitions

Same Property NOI:  To facilitate a comparison of NOI between reported periods, we report NOI for a subset of our consolidated properties referred to as our “same properties”, which are properties that have been owned and operated by us in a consistent manner, and reported in our consolidated results, during the entire span of both periods being compared. Our same property results do not include the results of our unconsolidated Funds.  We excluded from our same property subset for 2017 any properties (i) acquired on or after January 1, 2016; (ii) sold, held for sale, contributed or otherwise removed from our consolidated financial statements on or after January 1, 2016; or (iii) that underwent a major repositioning project that we believed significantly affected its results at any point during the period commencing on or after January 1, 2016.

Our same properties for 2017 include all of our consolidated properties other than (i) eight office properties totaling 2.5 million square feet which we acquired during 2016 and 2017 through two consolidated joint ventures which we manage and in which we hold a weighted average interest of approximately 27% based on square footage, (ii) a multifamily property in Honolulu where we expect to add a net additional 475 units, (iii) a 668,000 square foot office property in Los Angeles which included a 35,000 square foot gym which is undergoing a repositioning, (iv) a 80,000 square foot office property in Honolulu (a joint venture in which we own a two-thirds interest) undergoing a repositioning and (v) a 168,000 square foot office property which we sold during the third quarter of 2016.

Short Term Leases:  Represents leases that expired on or before the reporting date or had a term of less than one year, including hold over tenancies, month to month leases and other short term occupancies.

Total Portfolio: Includes our Consolidated Portfolio plus eight properties totaling 1.8 million square feet owned by our two unconsolidated real estate Funds, in which we own a weighted average of approximately 60% based on square footage.

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